NEWS RELEASE
Media Contact:
Drew Prairie
AMD Communications
512-602-4425
drew.prairie@amd.com

Investor Contact:
Mitch Haws
AMD Investor Relations
408-749-3124
mitch.haws@amd.com

AMD Reports Second Quarter 2024 Financial Results

SANTA CLARA, Calif. ― July 30, 2024 ― AMD (NASDAQ:AMD) today announced revenue for the second quarter of 2024 of $5.8 billion, gross margin of 49%, operating income of $269 million, net income of $265 million and diluted earnings per share of $0.16. On a non-GAAP(*) basis, gross margin was 53%, operating income was $1.3 billion, net income was $1.1 billion and diluted earnings per share was $0.69.

“We delivered strong revenue and earnings growth in the second quarter driven by record Data Center segment revenue,” said AMD Chair and CEO Dr. Lisa Su. “Our AI business continued accelerating and we are well positioned to deliver strong revenue growth in the second half of the year led by demand for Instinct, EPYC and Ryzen processors. The rapid advances in generative AI are driving demand for more compute in every market, creating significant growth opportunities as we deliver leadership AI solutions across our business.”

“AMD executed well in the second quarter, with revenue above the midpoint of our guidance driven by strong growth in the Data Center and Client segments,” said AMD EVP, CFO and Treasurer Jean Hu. “In addition, we expanded gross margin and delivered solid earnings growth, while increasing our strategic AI investments to build the foundation for future growth.”

GAAP Quarterly Financial Results

	Q2 2024	Q2 2023	Y/Y	Q1 2024	Q/Q
Revenue ($M)	$5,835	$5,359	Up 9%	$5,473	Up 7%
Gross profit ($M)	$2,864	$2,443	Up 17%	$2,560	Up 12%
Gross margin	49%	46%	Up 3 ppts	47%	Up 2 ppts
Operating expenses ($M)	$2,605	$2,471	Up 5%	$2,537	Up 3%
Operating income (loss) ($M)	$269	$(20)	Up 1,445%	$36	Up 647%
Operating margin	5%	0%	Up 5 ppts	1%	Up 4 ppts
Net income ($M)	$265	$27	Up 881%	$123	Up 115%
Diluted earnings per share	$0.16	$0.02	Up 700%	$0.07	Up 129%

Non-GAAP(*) Quarterly Financial Results

	Q2 2024	Q2 2023	Y/Y	Q1 2024	Q/Q
Revenue ($M)	$5,835	$5,359	Up 9%	$5,473	Up 7%
Gross profit ($M)	$3,101	$2,665	Up 16%	$2,861	Up 8%
Gross margin	53%	50%	Up 3 ppts	52%	Up 1 ppt
Operating expenses ($M)	$1,847	$1,605	Up 15%	$1,741	Up 6%
Operating income ($M)	$1,264	$1,068	Up 18%	$1,133	Up 12%
Operating margin	22%	20%	Up 2 ppts	21%	Up 1 ppt
Net income ($M)	$1,126	$948	Up 19%	$1,013	Up 11%
Diluted earnings per share	$0.69	$0.58	Up 19%	$0.62	Up 11%

Segment Summary
•Record Data Center segment revenue of $2.8 billion was up 115% year-over-year primarily driven by the steep ramp of AMD Instinct™ GPU shipments, and strong growth in 4th Gen AMD EPYC™ CPU sales. Revenue increased 21% sequentially primarily driven by the strong ramp of AMD Instinct GPU shipments.
•Client segment revenue was $1.5 billion, up 49% year-over-year and 9% sequentially primarily driven by sales of AMD Ryzen™ processors.
•Gaming segment revenue was $648 million, down 59% year-over-year and 30% sequentially primarily due to a decrease in semi-custom revenue.
•Embedded segment revenue was $861 million, down 41% year-over-year as customers continued to normalize their inventory levels. Revenue increased 2% sequentially.

Recent PR Highlights
•AMD expanded its leadership end-to-end AI solutions portfolio with new CPUs, GPUs, NPUs and software offerings:
◦At Computex 2024, AMD unveiled an expanded AMD Instinct accelerator roadmap, bringing an annual cadence of leadership AI performance and memory capabilities. The roadmap includes the new AMD Instinct MI325X accelerator, planned to be available in Q4 2024, with leadership memory capacity and compute performance. The next generation AMD CDNA™ 4 architecture, planned for 2025, is expected to bring up to a 35x increase in AI inference performance compared to AMD Instinct accelerators based on AMD CDNA 3.

◦AMD announced the AMD Ryzen AI 300 Series processors, the company's third generation processor for AI PCs, with industry-leading 50 TOPs of AI processing power for Windows Copilot+ PCs. OEMs including Acer, ASUS, HP, Lenovo and MSI unveiled new devices powered by the lineup.
◦AMD and industry leaders announced the Ultra Accelerator Link promoter group which will leverage AMD Infinity Fabric™ technology to advance open standards-based AI networking infrastructure systems.
◦Cloud providers showcased offerings powered by AMD Instinct MI300X accelerators, with Microsoft announcing the general availability of new Azure ND MI300X V5 instances, which provide leading price/performance for GPT workloads.
◦AMD launched the Radeon™ PRO W7900 Dual Slot GPU for high-performance AI workstations and expanded AMD ROCm™ 6.1.3 software support to enhance AI development and deployment with select AMD Radeon desktop GPUs.
•AMD is the partner of choice for many of the most demanding enterprise and HPC workloads:
◦AMD previewed 5th Gen AMD EPYC processors, codenamed “Turin,” powered by the new “Zen 5” core architecture and planned to be available in 2H 2024.
◦Oracle announced the HeatWave GenAI solution powered by AMD EPYC CPUs, enabling customers to bring the power of generative AI to their enterprise data without requiring AI expertise.
◦AMD announced the AMD EPYC 4004 Series processors, a new cost-optimized offering that delivers enterprise-class features and leadership performance for small and medium businesses.
◦The latest Top500 List ranked the Frontier supercomputer at Oak Ridge National Lab – powered by AMD EPYC CPUs and AMD Instinct GPUs – the fastest supercomputer in the world for the third year in a row. The list also included three new systems powered by the AMD Instinct MI300A APU at Lawrence Livermore National Laboratories, including the El Capitan Early Delivery System.
•AMD launched new client and graphics offerings, building on its expansive PC portfolio for commercial, consumer and enthusiast users:
◦AMD announced the new AMD Ryzen 9000 Series processors based on the “Zen 5” architecture, delivering leadership performance in gaming, productivity and content creation.
◦AMD unveiled the AMD Ryzen PRO 8040 Series and 8000 Series mobile and desktop processors with cutting-edge performance, manageability and security features for today’s enterprises.
•Customers across a broad set of markets are leveraging AMD embedded solutions to power computing and AI at the edge:
◦Sun Singapore announced that it is using AMD Zynq™ UltraScale+™ MPSoC devices to power its large network of AI-based smart parking services, accelerating video analytics and real-time inferencing.
◦Optiver announced that it is using a broad range of AMD high-performance compute engines, including AMD EPYC CPUs, AMD Solarflare™ ethernet adapters, Virtex™

FPGAs and Alveo™ accelerators to power its data center infrastructure, unlocking trading performance and efficiency across more than 100 financial markets.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the third quarter of 2024, AMD expects revenue to be approximately $6.7 billion, plus or minus $300 million. At the mid-point of the revenue range, this represents year-over-year growth of approximately 16% and sequential growth of approximately 15%. Non-GAAP gross margin is expected to be approximately 53.5%.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter 2024 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended
	June 29, 2024	March 30, 2024	July 1, 2023
GAAP gross profit	$2,864	$2,560	$2,443
GAAP gross margin	49%	47%	46%
Stock-based compensation	5	6	10
Amortization of acquisition-related intangibles	231	230	212
Acquisition-related and other costs (1)	1	—	—
Inventory loss at contract manufacturer (2)	—	65	—
Non-GAAP gross profit	$3,101	$2,861	$2,665
Non-GAAP gross margin	53%	52%	50%

GAAP operating expenses	$2,605	$2,537	$2,471
GAAP operating expenses/revenue %	45%	46%	46%
Stock-based compensation	341	365	338
Amortization of acquisition-related intangibles	372	392	481
Acquisition-related and other costs (1)	45	39	47
Non-GAAP operating expenses	$1,847	$1,741	$1,605
Non-GAAP operating expenses/revenue %	32%	32%	30%

GAAP operating income (loss)	$269	$36	$(20)
GAAP operating margin	5%	1%	—%
Stock-based compensation	346	371	348
Amortization of acquisition-related intangibles	603	622	693
Acquisition-related and other costs (1)	46	39	47
Inventory loss at contract manufacturer (2)	—	65	—
Non-GAAP operating income	$1,264	$1,133	$1,068
Non-GAAP operating margin	22%	21%	20%

	Three Months Ended
	June 29, 2024		March 30, 2024		July 1, 2023
GAAP net income / earnings per share	$265	$0.16	$123	$0.07	$27	$0.02
(Gains) losses on equity investments, net	—	—	3	—	3	—
Stock-based compensation	346	0.21	371	0.23	348	0.21
Equity income in investee	(7)	—	(7)	—	(6)	—
Amortization of acquisition-related intangibles	603	0.37	622	0.38	693	0.42
Acquisition-related and other costs (1)	46	0.03	39	0.02	47	0.03
Inventory loss at contract manufacturer (2)	—	—	65	0.04	—	—
Income tax provision	(127)	(0.08)	(203)	(0.12)	(164)	(0.10)
Non-GAAP net income / earnings per share	$1,126	$0.69	$1,013	$0.62	$948	$0.58

(1)	Acquisition-related and other costs primarily comprised of transaction costs, purchase price adjustments for inventory, certain compensation charges, contract termination and workforce rebalancing charges.
(2)	Inventory loss at contract manufacturer is related to an incident at a third-party contract manufacturing facility.

About AMD
For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, LinkedIn and X pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s expectations about revenue growth in the second half of 2024; AMD’s expectations about generative AI opportunities; AMD’s expectations about future growth; the features, functionality, performance, availability, timing and expected benefits of future AMD products; and AMD’s expected third quarter 2024 financial outlook, including revenue and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; Nvidia’s dominance in the graphics processing unit market and its aggressive business practices; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; loss of a significant customer; competitive markets in which AMD’s products are sold; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with expected features and performance levels; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; long-term impact of climate change on AMD’s business; impact of government actions and regulations such as export regulations, tariffs and trade protection measures; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses;  impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain qualified personnel; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments, reflecting currently available information. AMD also provided adjusted EBITDA and free cash flow as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of July 30, 2024 and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

AMD, the AMD Arrow logo, EPYC, Radeon, Ryzen, Instinct, Versal, Alveo, Kria, FidelityFX, 3D V-Cache, Ultrascale+, Zynq, Threadripper and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

-ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenue	$5,835	$5,473	$5,359	$11,308	$10,712
Cost of sales	2,740	2,683	2,704	5,423	5,393
Amortization of acquisition-related intangibles	231	230	212	461	517
Total cost of sales	2,971	2,913	2,916	5,884	5,910
Gross profit	2,864	2,560	2,443	5,424	4,802
Gross margin	49%	47%	46%	48%	45%
Research and development	1,583	1,525	1,443	3,108	2,854
Marketing, general and administrative	650	620	547	1,270	1,132
Amortization of acquisition-related intangibles	372	392	481	764	999
Licensing gain	(10)	(13)	(8)	(23)	(18)
Operating income (loss)	269	36	(20)	305	(165)
Interest expense	(25)	(25)	(28)	(50)	(53)
Other income (expense), net	55	53	46	108	89
Income (loss) before income taxes and equity income	299	64	(2)	363	(129)
Income tax provision (benefit)	41	(52)	(23)	(11)	(10)
Equity income in investee	7	7	6	14	7
Net income (loss)	$265	$123	$27	$388	$(112)
Earnings (loss) per share
Basic	$0.16	$0.08	$0.02	$0.24	$(0.07)
Diluted	$0.16	$0.07	$0.02	$0.24	$(0.07)
Shares used in per share calculation
Basic	1,618	1,617	1,612	1,617	1,612
Diluted	1,637	1,639	1,627	1,638	1,612

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	June 29, 2024	December 30, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,113	$3,933
Short-term investments	1,227	1,840
Accounts receivable, net	5,749	5,376
Inventories	4,991	4,351
Receivables from related parties	24	9
Prepaid expenses and other current assets	1,361	1,259
Total current assets	17,465	16,768
Property and equipment, net	1,666	1,589
Operating lease right-of-use assets	635	633
Goodwill	24,262	24,262
Acquisition-related intangibles, net	20,138	21,363
Investment: equity method	113	99
Deferred tax assets	617	366
Other non-current assets	2,990	2,805
Total Assets	$67,886	$67,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,699	$2,055
Payables to related parties	420	363
Accrued liabilities	3,629	3,082
Current portion of long-term debt, net	—	751
Other current liabilities	447	438
Total current liabilities	6,195	6,689
Long-term debt, net of current portion	1,719	1,717
Long-term operating lease liabilities	526	535
Deferred tax liabilities	1,192	1,202
Other long-term liabilities	1,716	1,850

Stockholders' equity:
Capital stock:
Common stock, par value	17	17
Additional paid-in capital	60,542	59,676
Treasury stock, at cost	(5,103)	(4,514)
Retained earnings	1,111	723
Accumulated other comprehensive loss	(29)	(10)
Total stockholders' equity	$56,538	$55,892
Total Liabilities and Stockholders' Equity	$67,886	$67,885

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Net income (loss)	$265	$27	$388	$(112)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	769	849	1,553	1,831
Stock-based compensation	346	348	717	657
Amortization of operating lease right-of-use assets	26	24	52	48
Deferred income taxes	(190)	(274)	(256)	(582)
Inventory loss at contract manufacturer	—	—	65	—
Other	(15)	(13)	(37)	(8)
Changes in operating assets and liabilities
Accounts receivable, net	(711)	(272)	(373)	(186)
Inventories	(342)	(332)	(710)	(796)
Prepaid expenses and other assets	88	(46)	(234)	(237)
Receivables from and payables to related parties, net	(11)	(41)	42	(150)
Accounts payable	280	236	(356)	309
Accrued and other liabilities	88	(127)	263	91
Net cash provided by operating activities	593	379	1,114	865
Cash flows from investing activities:
Purchases of property and equipment	(154)	(125)	(296)	(283)
Purchases of short-term investments	(132)	(1,113)	(565)	(2,816)
Proceeds from maturity of short-term investments	761	698	1,202	1,171
Proceeds from sale of short-term investments	—	103	2	248
Other	(89)	(1)	(92)	5
Net cash provided by (used in) investing activities	386	(438)	251	(1,675)
Cash flows from financing activities:
Repayment of debt	(750)	—	(750)	—
Proceeds from sales of common stock through employee equity plans	143	141	148	144
Repurchases of common stock	(352)	—	(356)	(241)
Common stock repurchases for tax withholding on employee equity plans	(97)	(66)	(226)	(87)
Other	—	—	(1)	—
Net cash used in financing activities	(1,056)	75	(1,185)	(184)
Net increase (decrease) in cash and cash equivalents	(77)	16	180	(994)
Cash and cash equivalents at beginning of period	4,190	3,825	3,933	4,835
Cash and cash equivalents at end of period	$4,113	$3,841	$4,113	$3,841

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Segment and Category Information(1)
Data Center
Net revenue	$2,834	$2,337	$1,321	$5,171	$2,616
Operating income	$743	$541	$147	$1,284	$295
Client
Net revenue	$1,492	$1,368	$998	$2,860	$1,737
Operating income (loss)	$89	$86	$(69)	$175	$(241)
Gaming
Net revenue	$648	$922	$1,581	$1,570	$3,338
Operating income	$77	$151	$225	$228	$539
Embedded
Net revenue	$861	$846	$1,459	$1,707	$3,021
Operating income	$345	$342	$757	$687	$1,555
All Other
Net revenue	$—	$—	$—	$—	$—
Operating loss	$(985)	$(1,084)	$(1,080)	$(2,069)	$(2,313)
Total
Net revenue	$5,835	$5,473	$5,359	$11,308	$10,712
Operating income (loss)	$269	$36	$(20)	$305	$(165)

Other Data
Capital expenditures	$154	$142	$125	$296	$283
Adjusted EBITDA (2)	$1,430	$1,295	$1,224	$2,725	$2,481
Cash, cash equivalents and short-term investments	$5,340	$6,035	$6,285	$5,340	$6,285
Free cash flow (3)	$439	$379	$254	$818	$582
Total assets	$67,886	$67,895	$67,967	$67,886	$67,967
Total debt	$1,719	$2,468	$2,467	$1,719	$2,467

(1)	The Data Center segment primarily includes server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards (SmartNICs), Artificial Intelligence (AI) accelerators and Adaptive System-on-Chip (SoC) products for data centers.
The Client segment primarily includes CPUs, APUs, and chipsets for desktop, notebook and handheld personal computers.
The Gaming segment primarily includes discrete GPUs, and semi-custom SoC products and development services.
The Embedded segment primarily includes embedded CPUs, GPUs, APUs, FPGAs, System on Modules (SOMs), and Adaptive SoC products.
From time to time, the Company may also sell or license portions of its IP portfolio.
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangible asset, employee stock-based compensation expense, acquisition-related and other costs, inventory loss at contract manufacturer, and licensing gain.

(2)	Reconciliation of GAAP Net Income (loss) to Adjusted EBITDA

	Three Months Ended			Six Months Ended
(Millions) (Unaudited)	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP net income (loss)	$265	$123	$27	$388	$(112)
Interest expense	25	25	28	50	53
Other (income) expense, net	(55)	(53)	(46)	(108)	(89)
Income tax provision (benefit)	41	(52)	(23)	(11)	(10)
Equity income in investee	(7)	(7)	(6)	(14)	(7)
Stock-based compensation	346	371	348	717	653
Depreciation and amortization	166	162	156	328	315
Amortization of acquisition-related intangibles	603	622	693	1,225	1,516
Inventory loss at contract manufacturer	—	65	—	65	—
Acquisition-related and other costs	46	39	47	85	162
Adjusted EBITDA	$1,430	$1,295	$1,224	$2,725	$2,481

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income (loss) for interest expense, other income (expense), net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense (including amortization of acquisition-related intangibles), inventory loss at contract manufacturer, and acquisition-related and other costs. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
(Millions except percentages) (Unaudited)	June 29, 2024	March 30, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP net cash provided by operating activities	$593	$521	$379	$1,114	$865
Operating cash flow margin %	10%	10%	7%	10%	8%
Purchases of property and equipment	(154)	(142)	(125)	(296)	(283)
Free cash flow	$439	$379	$254	$818	$582
Free cash flow margin %	8%	7%	5%	7%	5%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.